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Exhibit 99.4

[card front]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEABULK INTERNATIONAL, INC.—COMMON STOCK PROXY—for the Special Meeting of Stockholders at 11:30 a.m. local time, Monday, June 27, 2005 at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103.

        The undersigned hereby appoints Gerhard E. Kurz and Alan R. Twaits, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Seabulk International, Inc. held of record by the undersigned at the above-stated Special Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Special Meeting of Stockholders and Joint Proxy Statement dated May 18, 2005, as follows:

1.
PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER OF SEABULK INTERNATIONAL, INC. WITH A WHOLLY-OWNED SUBSIDIARY OF SEACOR HOLDINGS INC.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for proposal 1, and in the discretion of the Proxy or Proxies on any other matters that may properly come before the Meeting or any adjournments thereof.

[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐	CALL 954-524-4200, x224 TO CONFIRM YOUR ATTENDANCE.
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2005 Special Meeting and Joint Proxy Statement and 2004 Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	DATE	SIGNATURE	DATE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://www.proxyvote.com—Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone: 1-800-840-1208—Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

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  Exhibit 99.4